Exhibit 99.1

ASCENT CAPITAL GROUP ANNOUNCES FINANCIAL RESULTS FOR THE THREE MONTHS ENDED MARCH 31, 2019

Englewood, CO - May 14, 2019 - Ascent Capital Group, Inc. (“Ascent” or the “Company”) (Nasdaq: ASCMA) has reported results for the three months ended March 31, 2019. Ascent is a holding company that owns Monitronics International, Inc., ("Monitronics", doing business as Brinks Home SecurityTM), one of the nation’s largest home security alarm monitoring companies.

Headquartered in the Dallas-Fort Worth area, Monitronics provides security alarm monitoring services to approximately 900,000 residential and commercial customers as of March 31, 2019. Monitronics’ long-term monitoring contracts provide high margin recurring revenue that produce predictable and stable cash flow.

Highlights1:

•	Ascent’s net revenue for the three months ended March 31, 2019 totaled $129.6 million.

•	Ascent’s net loss for the three months ended March 31, 2019 totaled $27.8 million. Monitronics’ net loss for the three ended March 31, 2019 totaled $31.8 million.

•	Ascent’s Adjusted EBITDA for the three months ended March 31, 2019 totaled $72.7 million. Monitronics’ Adjusted EBITDA for the three ended March 31, 2019 totaled $73.7 million.

Results for the Three Months Ended March 31, 2019

For the three months ended March 31, 2019, Ascent reported net revenue of $129.6 million, a decrease of 3.1%. The reduction in revenue for the three months ended March 31, 2019 is due to the lower average number of subscribers in the first quarter of 2019. This decrease was partially offset by a 1.2% increase in average recurring monthly revenue (“RMR”) per subscriber, to $45.28, due to certain price increases enacted during the past twelve months. In addition, the Company recognized a $1.7 million decrease in revenue for the three months ended March 31, 2019, as compared to a $325,000 increase in revenue for the three months ended March 31, 2018 related to changes in Topic 606 contract assets. All revenues of Ascent are generated by its wholly-owned subsidiary, Monitronics.

Ascent’s cost of services, which are all incurred by Monitronics, for the three months ended March 31, 2019 decreased 18.2% to $26.8 million. The decrease in cost of services for the three months ended March 31, 2019 is primarily attributable to decreased field service costs due to a lower volume of retention and move jobs being completed and a decrease in expensed subscriber acquisition costs. Subscriber acquisition costs, which include expensed equipment and labor costs associated with the creation of new subscribers, decreased to $1.8 million for the three months ended March 31, 2019, as compared to $3.6 million for the three months ended March 31, 2018.

Ascent’s selling, general & administrative ("SG&A") costs for the three months ended March 31, 2019, decreased 13.1% to $32.5 million. The decrease in SG&A for the three months ended March 31, 2019 is attributable to reduced subscriber acquisition costs. Subscriber acquisition costs in SG&A decreased to $5.5 million for the three months ended March 31, 2019, as compared to $8.1 million for the three months ended March 31, 2018. Additionally, there was $3.0 million and $892,000 of severance expense related to transitioning Ascent executive leadership and rebranding expense, respectively, that was recognized in the three months ended March 31, 2018

1. Comparisons are year-over-year unless otherwise specified.

with no corresponding costs incurred during the three months ended March 31, 2019. Offsetting these decreases were increased consulting fees on integration/implementation of company initiatives. Other increases in SG&A contributing to the overall change period over period include deferred and incentive-based compensation costs and Topic 606 contract asset impairment costs.

Monitronics’ SG&A costs for the three months ended March 31, 2019 were $31.2 million as compared to $32.0 million for the three months ended March 31, 2018.

Monitronics’ consolidated creation multiple, including both expensed subscriber acquisition costs and other capitalized creation costs, was 36.8x for the three months ended March 31, 2019.

Ascent reported a net loss for the three months ended March 31, 2019 of $27.8 million, compared to net loss of $30.8 million in the three months ended March 31, 2018. The decrease in net loss is primarily attributable to a decrease in operating expenses, including Cost of Services and SG&A as discussed above, partially offset by a decrease in net revenues and an unrealized loss on derivative financial instruments of $7.8 million recognized during the three months ended March 31, 2019.

Monitronics reported a net loss for the three months ended March 31, 2019 of $31.8 million, compared to a net loss of $26.2 million in the three months ended March 31, 2018. The increase in Monitronics’ net loss is primarily due to $5.2 million in refinancing expenses.

Ascent’s Adjusted EBITDA increased 5.6% to $72.7 million for the three months ended March 31, 2019. Monitronics’ Adjusted EBITDA increased 5.3% to $73.7 million for the three months ended March 31, 2019. This increase is attributable to reduced subscriber acquisition costs, net of creation revenue, of $5.6 million for the three months ended March 31, 2019, as compared to $10.2 million for the three months ended March 31, 2018 and decreases in Cost of Services for the three months ended March 31, 2019, as discussed above. Monitronics’ Adjusted EBITDA as a percentage of net revenue for the three months ended March 31, 2019 was 56.9%, as compared to 52.4% in the three months ended March 31, 2018.

For a reconciliation of net loss from continuing operations to Adjusted EBITDA, please see the Appendix of this release.

LTM Subscriber Rollforward and Attrition

	Twelve Months Ended March 31,
	2019	2018
Beginning balance of accounts	958,719	1,036,794
Accounts acquired	111,376	87,957
Accounts canceled	(164,221)	(159,845)
Canceled accounts guaranteed by dealer and other adjustments (a)	(4,681)	(6,187)
Ending balance of accounts	901,193	958,719
Monthly weighted average accounts	936,430	998,137
Attrition rate - Unit	17.5%	16.0%
Attrition rate - RMR (b)	17.0%	13.9%

(a)	Includes canceled accounts that are contractually guaranteed to be refunded from holdback.

(b)
The recurring monthly revenue (“RMR”) of canceled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of canceled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.

Unit attrition increased from 16.0% for the twelve months ended March 31, 2018 to 17.5% for the twelve months ended March 31, 2019. The RMR attrition rate for the twelve months ended March 31, 2019 and 2018 was 17.0% and 13.9%, respectively. Contributing to the increase in unit and RMR attrition were fewer customers under contract or in the dealer guarantee period for the twelve months ended March 31, 2019, as compared to the prior period, increased non-pay attrition as well as some impact from competition from new market entrants. The increase in the RMR attrition rate for the twelve months ended March 31, 2019 was also impacted by a less aggressive price increase strategy in first quarter of 2019.

During the three months ended March 31, 2019, Monitronics acquired 20,003 subscriber accounts, as compared to 21,547 subscriber accounts in the three months ended March 31, 2018.

Ascent Liquidity and Capital Resources

At March 31, 2019, on a consolidated basis, Ascent had $76.3 million of cash and cash equivalents. Subsequent to March 31, 2019, Ascent used approximately $19.8 million of its cash to pay holders of its Convertible Notes as part of an Amended Tender Offer (as defined below). Ascent may use a portion of our remaining cash and cash equivalents to fund operations, decrease debt obligations, fund stock repurchases, or fund potential strategic acquisitions or investment opportunities.

The existing long-term debt of the Company at March 31, 2019 includes the aggregate principal balance of $1.9 billion under (i) the Ascent Convertible Notes totaling $21.1 million in aggregate principal amount, maturing on July 15, 2020 and bearing interest at 4.00% per annum (ii) the Monitronics senior notes totaling $585.0 million in principal, maturing on April 1, 2020 and bearing interest at 9.125% per annum (the "Senior Notes"), and (iii) the $1.1 billion senior secured term loan and $295.0 million super priority revolver under the sixth amendment to the Monitronics secured credit agreement dated March 23, 2012, as amended (the "Credit Facility"). The Convertible Notes had an outstanding principal balance of $21.1 million as of March 31, 2019. Following the consummation of the Amended Tender Offer (as defined below), an aggregate principal amount of $260,000 of Convertible Notes remain outstanding as of April 1, 2019. The Senior Notes have an outstanding principal balance of $585 million as of March 31, 2019. The Credit Facility term loan has an outstanding principal balance of $1.1 billion as of March 31, 2019 and requires principal payments of $2.8 million per quarter with the remaining amount becoming due on September 30, 2022. The Credit Facility revolver has an outstanding balance of $181.4 million and an aggregate of $1.0 million under two standby letters of credit issued as of March 31, 2019, which becomes due on September 30, 2021.

On February 14, 2019, the Company repurchased $75.7 million in aggregate principal amount of then outstanding Convertible Notes from certain then holders of Convertible Notes pursuant to the previously announced Settlement and Note Repurchase Agreement and Release (the “Settlement Agreement”), dated February 11, 2019, between Ascent and its directors and executive officers, on the one hand, and certain holders of Convertible Notes, on the other hand. Convertible Notes repurchased pursuant to the Settlement Agreement were cancelled.

On February 19, 2019, Ascent commenced a cash tender offer to purchase any and all of its outstanding Convertible Notes (the “Tender Offer”). On March 22, 2019, Ascent entered into transaction support agreements with holders of approximately $18.6 million in aggregate principal amount of the Convertible Notes then outstanding, pursuant to which Ascent agreed to increase the purchase price for the Convertible Notes in the Tender Offer to $950 per $1,000 principal amount of Convertible Notes, with no accrued and unpaid interest to be payable (as so amended, the “Amended Tender Offer”) and such holders agreed to tender, or cause to be tendered, into the Amended Tender Offer all Convertible Notes held by such holders. The Amended Tender Offer was settled on April 1, 2019. A total of $20.8 million in aggregate principal amount of Convertible Notes were accepted for payment pursuant to the Amended Tender Offer.

The maturity date for each of the term loan and the revolving credit facility under the Credit Facility is subject to a springing maturity 181 days prior to the scheduled maturity date of the Senior Notes, or October 3, 2019, if Monitronics is unable to refinance the Senior Notes by that date. Furthermore, Monitronics received a going concern qualification in connection with its standalone external audit report of its Annual Report on Form 10-K, for the year ended December 31, 2018, which constitutes a default under Monitronics’ Credit Facility (the "Going Concern Default"), and will report that its Consolidated Senior Secured Eligible RMR Leverage Ratio (as defined in the Credit Facility) exceeds the limits provided in the Credit Agreement for the quarter ended March 31, 2019 (the “Financial Covenant Default”), which constitutes an event of default under Monitronics’ Credit Facility.  Any default under the Credit Facility may, upon the passage of time, mature into an event of default.  At any time after the occurrence of an event of default under the Credit Facility, the lenders thereunder may, among other options, declare any amounts outstanding under the Credit Facility immediately due and payable and the revolving loan lenders thereunder may terminate any commitment to make further loans under the revolving credit facility under the Credit Facility.  Any such acceleration may constitute an event of default under the indenture governing the Senior Notes.

Additionally, in connection with management's negotiations with its creditors, Monitronics did not make its Senior Notes interest payment of $26,691,000 due on April 1, 2019.  The indenture governing the Senior Notes provides for a 30-day cure period on past due interest payments (the non-payment of the interest following the expiration of the 30-day cure period, the "Senior Notes Default").  The 30-day cure period under the indenture governing the Senior Notes has expired.

Monitronics obtained a waiver (as amended, the “Credit Facility Waiver”), from the required revolving lenders under the Credit Facility, which expired May 10, 2019, with respect to, among other things, the Going Concern Default and the Senior Notes Default, subject to the terms and conditions of the Credit Facility Waiver. The Credit Facility Waiver obtained from the Credit Facility revolving loan lenders allowed Monitronics to continue to borrow under the revolving credit facility under the Credit Facility, up to $195,000,000 at an alternate base rate plus 3.00%. Monitronics is seeking to amend and extend the Credit Facility Waiver including a waiver with respect to the Financial Covenant Default and such discussions are ongoing. However, there can be no assurance that Monitronics will receive such a waiver and therefore, there can be no assurance that Monitronics will have availability of additional borrowings under the Credit Facility revolver.

Monitronics has obtained a forbearance, as amended, from the required term lenders under the Credit Facility, through May 15, 2019, with respect to, among other things, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the Credit Facility term lenders provides that the term loan lenders will not exercise remedies with respect to an event of default that may occur from the Going Concern Default, the Senior Notes Default or the Financial Covenant Default. Despite the forbearance obtained from the Credit Facility term lenders, the Going Concern Default, the Senior Notes Default and the Financial Covenant Default, and any resulting event of default under the Credit Facility, are continuing, and will continue, absent a waiver from the required revolving and term loan lenders, as applicable.

Additionally, Monitronics has obtained a forbearance from the required holders of Senior Notes, through May 15, 2019, with respect to, among other things, the Senior Notes Default, subject to the terms and conditions of the forbearance. The forbearance obtained from the holders of Senior Notes provides, subject to the terms of the forbearance, that the holders of Senior Notes will not exercise remedies with respect to the Senior Notes Default.

Given these factors, management continues to conclude there is substantial doubt regarding the Company’s ability to continue as a going concern within one year from the issuance date of its condensed consolidated financial statements as of and for the three months ended March 31, 2019.

Ascent and Monitronics have engaged financial and legal advisors to assist them in considering potential alternatives to address the issues described above.  As of the issuance date of these condensed consolidated financial statements, Monitronics has not refinanced the Senior Notes and there can be no assurance that any refinancing or an alternative restructuring of its outstanding indebtedness will be possible on acceptable terms, if at all.

Monitronics’ failure to refinance the Senior Notes or to reach an agreement with its stakeholders on the terms of a restructuring would have a material adverse effect on its and our liquidity, financial condition and results of operations and may result in it filing a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in order to implement a restructuring plan.

The Company’s condensed consolidated financial statements as of March 31, 2019 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

Conference Call

Ascent will not host an earnings call or webcast due to its previously disclosed decision to consider strategic alternatives with respect to Ascent or Monitronics. Ascent has not set a definitive timetable for completing the review, and there can be no assurance that the process will result in a transaction or a restructuring of Monitronics. Ascent does not intend to disclose developments or provide updates on the progress or status of this process or discuss its results of operations with investors unless and until further disclosure is appropriate or required. No assurance can be given of the outcome of the strategic alternatives review process, including whether any transaction will result or the associated timing or terms.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, account creation and related costs, anticipated account generation, future financial performance and prospects, anticipated sources and uses of capital, obtaining or maintaining any waiver or forbearance with respect to the Credit Facility and Senior Notes, the ability of Ascent and Monitronics to continue as going concerns, potential restructurings and strategic transactions and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to Ascent and/or Monitronics’ our ability to capitalize on acquisition opportunities, general market and economic conditions and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-K and 10-Q for additional information about Ascent and about the risks and uncertainties related to Ascent's business which may affect the statements made in this press release.

About Ascent and Monitronics

Ascent Capital Group, Inc. (Nasdaq: ASCMA) is a holding company whose primary subsidiary is Monitronics (“Monitronics”), one of the largest home security and alarm monitoring companies in the U.S. Headquartered in the Dallas-Fort Worth area, Monitronics secures approximately 900,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has the nation’s largest network of independent authorized dealers - providing products and support to customers in the U.S., Canada and Puerto Rico - as well as direct-to-consumer sales of DIY and professionally installed products. For more information on Ascent, see http://ir.ascentcapitalgroupinc.com.

Contact:
Erica Bartsch
Sloane & Company
212-446-1875
ebartsch@sloanepr.com

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$76,300	105,921
Restricted cash	118	189
Trade receivables, net of allowance for doubtful accounts of $3,239 in 2019 and $3,759 in 2018	12,438	13,121
Prepaid and other current assets	35,018	32,202
Total current assets	123,874	151,433
Property and equipment, net of accumulated depreciation of $43,985 in 2019 and $40,827 in 2018	37,160	36,549
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $1,670,228 in 2019 and $1,621,242 in 2018	1,176,776	1,195,463
Deferred income tax asset, net	783	783
Operating lease right-of-use asset	19,840	—
Other assets	25,615	29,316
Total assets	$1,384,048	1,413,544
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$13,083	12,668
Other accrued liabilities	49,653	36,006
Deferred revenue	12,698	13,060
Holdback liability	12,041	11,513
Current portion of long-term debt	1,859,109	1,895,175
Total current liabilities	1,946,584	1,968,422
Non-current liabilities:
Long-term holdback liability	1,979	1,770
Derivative financial instruments	9,287	6,039
Operating lease liabilities	16,567	—
Other liabilities	2,912	2,742
Total liabilities	1,977,329	1,978,973
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 12,092,846 and 12,080,683 shares at March 31, 2019 and December 31, 2018, respectively	121	121
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 381,528 shares at both March 31, 2019 and December 31, 2018	4	4
Series C common stock, $0.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,425,780	1,425,325
Accumulated deficit	(2,026,326)	(1,998,487)
Accumulated other comprehensive income, net	7,140	7,608
Total stockholders’ deficit	(593,281)	(565,429)
Total liabilities and stockholders’ deficit	$1,384,048	1,413,544

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Three Months Ended March 31,
	2019	2018
Net revenue	$129,606	133,753
Operating expenses:
Cost of services	26,764	32,701
Selling, general and administrative, including stock-based and long-term incentive compensation	32,512	37,406
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621
	111,579	127,139
Operating income	18,027	6,614
Other expense (income), net:
Interest income	(544)	(481)
Interest expense	37,894	38,652
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Other income, net	(259)	(2,065)
	45,195	36,106
Loss before income taxes	(27,168)	(29,492)
Income tax expense	671	1,346
Net loss	(27,839)	(30,838)
Other comprehensive income (loss):
Unrealized holding loss on marketable securities, net	—	(3,077)
Unrealized gain (loss) on derivative contracts, net	(468)	14,406
Total other comprehensive income (loss), net of tax	(468)	11,329
Comprehensive loss	$(28,307)	(19,509)

Basic and diluted loss per share:
Net loss	$(2.24)	(2.51)

Weighted average Series A and Series B shares - basic and diluted	12,429,810	12,298,922
Total issued and outstanding Series A and Series B shares at period end	12,474,374	12,383,631

See accompanying notes to condensed consolidated financial statements.

ASCENT CAPITAL GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
Amounts in thousands

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(27,839)	(30,838)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621
Stock-based and long-term incentive compensation	805	226
Deferred income tax expense	—	662
Amortization of debt discount and deferred debt costs	150	2,959
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Bad debt expense	3,335	3,017
Other non-cash activity, net	(264)	41
Changes in assets and liabilities:
Trade receivables	(2,652)	(2,672)
Prepaid expenses and other assets	3,428	781
Subscriber accounts - deferred contract acquisition costs	(863)	(898)
Payables and other liabilities	11,306	17,644
Net cash provided by operating activities	47,813	47,954
Cash flows from investing activities:
Capital expenditures	(2,999)	(3,310)
Cost of subscriber accounts acquired	(28,850)	(24,560)
Purchases of marketable securities	—	(7,998)
Proceeds from sale of marketable securities	—	5,495
Net cash used in investing activities	(31,849)	(30,373)
Cash flows from financing activities:
Proceeds from long-term debt	43,100	50,000
Payments on long-term debt	(79,316)	(47,750)
Payments of financing costs	(9,436)	—
Value of shares withheld for share-based compensation	(4)	(116)
Net cash provided by (used in) financing activities	(45,656)	2,134
Net increase (decrease) in cash, cash equivalents and restricted cash	(29,692)	19,715
Cash, cash equivalents and restricted cash at beginning of period	106,110	10,465
Cash, cash equivalents and restricted cash at end of period	$76,418	30,180
Supplemental cash flow information:
State taxes paid, net	$—	—
Interest paid	25,886	22,920
Accrued capital expenditures	1,322	830

See accompanying notes to condensed consolidated financial statements.

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock- based compensation, and other non-cash or non-recurring charges. Ascent believes that Adjusted EBITDA is an important indicator of the operational strength and performance of its business, including the business' ability to fund its ongoing acquisition of subscriber accounts, its capital expenditures and to service its debt. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which Monitronics' covenants are calculated under the agreements governing its debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that Ascent believes is useful to investors in analyzing its operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Adjusted EBITDA is a non-GAAP financial measure. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Ascent should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Ascent's Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Net loss	$(27,839)	(30,838)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,158	2,621
Stock-based compensation	459	285
Long-term incentive compensation	286	—
Severance expense (a)	—	2,955
LiveWatch acquisition contingent bonus charges	63	62
Rebranding marketing program	—	892
Integration / implementation of company initiatives	1,581	—
Interest income	(544)	(481)
Interest expense	37,894	38,652
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	331	—
Insurance recovery in excess of cost on Ascent Convertible Note litigation	(259)	—
Unrealized gain on marketable securities, net	—	(1,036)
Income tax expense	671	1,346
Adjusted EBITDA	$72,719	68,869

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$7,315	11,690
Revenue associated with subscriber acquisition costs	(1,703)	(1,512)
Expensed Subscriber acquisition costs, net	5,612	10,178

(a)	Severance expense related to transitioning executive leadership at Ascent in 2018.

The following table provides a reconciliation of Monitronics’ Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Three Months Ended March 31,
	2019	2018
Net loss	$(31,770)	(26,207)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	49,145	54,411
Depreciation	3,154	2,615
Stock-based compensation	189	47
Long-term incentive compensation	286	—
LiveWatch acquisition contingent bonus charges	63	62
Rebranding marketing program	—	892
Integration / implementation of company initiatives	1,581	—
Interest expense	37,433	36,873
Unrealized loss on derivative financial instruments	7,773	—
Refinancing expense	5,214	—
Income tax expense	671	1,346
Adjusted EBITDA	$73,739	70,039

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs	$7,315	11,690
Revenue associated with subscriber acquisition costs	(1,703)	(1,512)
Expensed Subscriber acquisition costs, net	5,612	10,178